UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 13, 2007

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2007, Cell Therapeutics, Inc. (the “Corporation”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Corporation and the purchasers signatory thereto (the “Investors”). Pursuant to the Purchase Agreement, the Corporation agreed to issue to the Investors 2,355 shares of its Series A 3% convertible preferred stock, no par value (the “Convertible Preferred Stock”) in a registered offering at an issue price of $1,000 per share and warrants to purchase an additional 704,035 shares of the Corporation’s common stock, no par value (the “Common Stock”) at an exercise price of $1.61 per share (the “Warrants” and, together with the Convertible Preferred Stock and the shares of Common Stock issuable upon the conversion or exercise of the Convertible Preferred Stock or the Warrants, the “Securities”). The issuance of the Securities pursuant to the Purchase Agreement is subject to certain closing conditions. The Purchase Agreement represents a second closing of an offering of the Convertible Preferred Stock and Warrants increasing the aggregate amount of the offering to 20,000 shares of Convertible Preferred Stock and Warrants to purchase up to 5,979,065 shares of the Corporation’s Common Stock.

The Corporation also previously entered into a Letter Agreement with Rodman & Renshaw, LLC, as placement agent (the “Engagement Letter”) relating to the Purchase Agreement. A copy of the Engagement Letter is attached as Exhibit 1.1 to the Corporation’s Current Report on Form 8-K dated February 8, 2007 and filed with the Securities and Exchange Commission on February 12, 2007.

The Warrants are not immediately exercisable and will only become exercisable on or after the date upon which all necessary corporate and shareholder action to approve an amendment to the articles of incorporation of the Corporation to increase the number of authorized shares of Common Stock to an amount sufficient to permit the issuance of all shares of Common Stock issuable upon the exercise of the Warrants shall have been taken and such amendment shall have been accepted by the Secretary of State of the State of Washington. The Warrants will terminate on the earlier to occur of the second anniversary of the date upon which the Warrants become exercisable and February 12, 2012. The Warrants will be exercisable, at the option of each holder, upon the surrender of the Warrants to us and the payment of the exercise price of the shares of Common Stock being acquired and are governed by the terms of a Common Stock Purchase Warrant, dated as of February 14, 2007, by and between the Corporation and each Investor in the form attached as Exhibit 4.2 to the Corporation’s Current Report on Form 8-K dated February 8, 2007 and filed with the Securities and Exchange Commission on February 12, 2007 (the “Warrant Agreement”).

The Securities are registered under the Securities Act of 1933, as amended, on the Corporation’s previously filed and effective Registration Statement on Form S-3/A (File No. 333-131533) (the “Registration Statement”). The Corporation filed a base prospectus and a prospectus supplement relating to the issuance and sale of the Securities with the Securities and Exchange Commission on February 14, 2007. Attached as Exhibit 5.1 is the opinion of Heller Ehrman LLP relating to the validity of the issuance and sale of the Securities and the issuance of the shares of the Common Stock upon conversion or exercise of the Securities.

The descriptions of terms and conditions of the Engagement Letter, Purchase Agreement and Warrant Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, which is attached as Exhibit 1.1 to the Corporation’s Current Report on Form 8-K dated February 8, 2007 and filed with the Securities and Exchange Commission on February 12, 2007 and incorporated herein by reference, the Purchase Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Warrant Agreement, the form of which is attached as Exhibit 4.2 to the Corporation’s Current Report on Form 8-K dated February 8, 2007 and filed with the Securities and Exchange Commission on February 12, 2007 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

Exhibit No.	Description

5.1	Opinion of Heller Ehrman LLP

10.1	Form of Securities Purchase Agreement, dated February 13, 2007, by and between the Corporation and the investors signatory thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: February 14, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Heller Ehrman LLP

10.1	Form of Securities Purchase Agreement, dated February 13, 2007, by and between the Corporation and the investors signatory thereto